Exhibit C
                                CSW Energy, Inc.
                              Statements of Income
                    For the Twelve Months Ended June 30, 1999
                                   (Unaudited)
                                    ($000's)



OPERATING REVENUE:
          Electric revenues                                 $77,732
          Thermal revenues                                   41,806
          Equity in Income from energy projects              12,664
          Operating and mantenance contract services          7,454
          Construction contract revenue                      16,721
          Other                                                 627
                                                           ---------
                  Total operating revenue                   157,004


OPERATING EXPENSES:
          Fuel                                               68,417
          Operating, maintnance and supplies                 18,591
          Depreciation and amortization                       9,557
          Salaries, wages and benefits                       10,129
          Construction contract expenses                     12,344
          General and administrative                          7,631
          Operating and maintenance contract services         4,761
                                                           ---------
                  Total operating expenses                  131,430

INCOME FROM OPERATIONS                                       25,574

OTHER INCOME (EXPENSE)
          Interest income                                    26,554
          Interest expense                                  (35,822)
          Other, net                                           (315)
                                                           ---------
                  Total other (expense)                      (9,583)

INCOME  BEFORE INCOME TAXES                                  15,991

PROVISION  FOR INCOME TAXES                                   6,295
                                                           ---------

           Net income before change in accounting principle   9,696

EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                      5,203
                                                           ---------

           Net income                                       $ 4,493
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